Exhibit 99.1

NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES RECEIPT OF REQUISITE CONSENTS IN ITS CONSENT SOLICITATIONS RELATED TO SENIOR NOTES

Houston, Texas – November 29, 2017...Southwestern Energy Company (NYSE: SWN) (the “Company”) today announced that, in connection with its previously announced consent solicitations (the “Consent Solicitations”) with respect to the Company’s 4.10% Senior Notes due 2022 (the “2022 Notes”) and 4.95% Senior Notes due 2025 (the “2025 Notes” and, together with the 2022 Notes, the “Notes”), the Company has received the consents (“Consents”) from holders of at least a majority of the outstanding principal amount of each of the 2022 Notes and 2025 Notes (the “Requisite Consents”), respectively, to, among other things, amend certain restrictive covenants (the “Proposed Amendments”) contained in the indentures governing the 2022 Notes and 2025 notes (each an “Indenture”), subject to the terms and conditions described in the Consent Solicitation Statement dated November 21, 2017 (the “Consent Solicitation Statement”). The Consent Solicitations expired at 5:00 p.m., New York City time, on November 28, 2017 (the “Expiration Date”).

Accordingly, the Company expects to execute a supplemental indenture with the applicable trustee (each, a “Supplemental Indenture”) to the applicable Indenture, effecting the Proposed Amendments with respect to each series of Notes. Although a Supplemental Indenture will become effective immediately upon execution, the Proposed Amendments will become operative only upon the payment by the Company of the aggregate cash payment equal to $5.00 per $1,000 principal amount of Notes (the “Consent Payment”) to D.F. King & Co., Inc., as paying agent, on behalf of the holders who delivered valid and unrevoked Consents to the Proposed Amendments with respect to the applicable series of Notes on or prior to the Expiration Date. The Company expects to make the Consent Payment on or around November 30, 2017. The Company’s obligation to accept and pay holders the Consent Payment for valid and unrevoked Consents to the Proposed Amendments with respect to the applicable series of Notes is subject to the terms and conditions described in the Consent Solicitation Statement.

Citigroup Global Markets Inc. is the Lead Solicitation Agent, and Credit Agricole Securities (USA) Inc. and MUFG Securities Americas Inc. are the Solicitation Agents. D.F. King & Co., Inc. has been retained to serve as the Information, Tabulation and Paying Agent for the Consent Solicitations. Persons with questions regarding the Consent Solicitations should contact Citigroup Global Markets Inc. at (toll free) (800) 558-3745 or (New York) (212) 723-6106; Credit Agricole Securities (USA) Inc. at (toll free) (866) 807-6030 or (collect) (212) 261-7802; or MUFG Securities Americas Inc. at (toll free) (877) 744-4532 or (collect) (212) 405-7481. Requests for the Consent Solicitation Statement should be directed to D.F. King & Co., Inc. at (toll free) (866) 406-2283 or by email to swn@dfking.com.

Southwestern Energy Company is an independent energy company whose wholly owned subsidiaries are engaged in natural gas and oil exploration, development and production, natural gas gathering and marketing.

Contact:

Randall Barron

Vice President & Treasurer

(832) 796-4851

randall_barron@swn.com

John Crain

Finance Manager

(832) 796-6069

john_crain@swn.com

Forward-Looking Statements

This news release contains forward-looking statements. Forward-looking statements relate to future events, including the Consent Solicitations and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices; changes in expected levels of natural gas and oil reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, Southwestern Energy Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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